UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

MICROVISION, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

You invested in MICROVISION, INC. and it•s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy material for the shareholder meeting to be held on May 17, 2023. Get informed before you vote View the Combined Document online OR you can receive a free paper or email copy of the material(s) by requesting prior to May 03, 2023. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. Smartphone users Vote Virtually at the Meeting* Point your camera here and May 17, 2023 9:00AM PDT vote without entering a ~Inumber Virtually at: www.virtualshareholdermeeting.com/MVIS2023 *Please check the meeting materials for any special requirements for meeting attendance.

Vote at www.ProxyVote.com THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters. Board Voting Items Recommends 1. To elect the seven nominees for director named in the proxy statement. Nominees: 01) Simon Biddiscombe 04) Jeffrey A. Herbst 07) Brian V. Turner 0 For 02) Robert P. Carlile 05) Sumit Sharma 03) Judith M. Curran 06) Mark B. Spitzer 2. To approve an amendment to our Certificate of Incorporation increasing our authorized shares of common stock 0 For from 21 0,000,000 shares to 31 0,000,000 shares. 3. To approve on a non-binding advisory basis the compensation of the Company’s named executive officers. 0 For 4. To ratify the selection of Moss Adams LLP as the Company’s independent registered public accounting firm for the O For current fiscal year. 5. To approve on a non-binding advisory basis the frequency of future advisory votes on executive compensation. 0 Year NOTE: The Board of Directors recommends a vote FOR the election of seven nominees for director, a vote FOR the amendment to our Certificate of Incorporation, a vote FOR the approval, on an advisory basis, of the compensation of the Company’s named executive officers, a vote FOR ratification of the selection of Moss Adams LLP as the Company’s independent registered public accounting firm, and a vote FOR 1 YEAR as the frequency of future advisory votes on compensation. Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Sign up forE-delivery”.